Exhibit 1.1
Enterprise Products Operating L.P.
8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 (“LoTSSM”)
guaranteed by
Enterprise Products Partners L.P.
UNDERWRITING AGREEMENT
August 22, 2006
Wachovia Capital Markets, LLC
As Representatives of the several underwriters named in Schedule I
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South Tryon Street
Charlotte, North Carolina 28288
Ladies and Gentlemen:
          Enterprise Products Operating L.P., a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Wachovia Capital Markets, LLC is acting as representatives (the “Representatives”), $200,000,000 principal amount of the Operating Partnership’s 8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 (the “LoTSSM”), as set forth in Schedule I hereto, to be fully and unconditionally guaranteed on a junior subordinated, unsecured basis by Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”) (the “Guarantee,” and together with the LoTSSM, the “Securities”).
          The Securities are to be issued under the indenture dated as of October 4, 2004 (the “Base Indenture”) among the Operating Partnership, as issuer, the Partnership, as parent guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture dated as of July 18, 2006, and as amended and restated as of the Delivery Date (as defined in Section 3) (the “Supplemental Indenture”) (the Base Indenture and the Supplemental Indenture, as so amended and restated, collectively, the “Indenture”). Enterprise Products GP, LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Enterprise Products OLPGP, Inc., a Delaware corporation (“OLPGP”), is the general partner of the Operating Partnership. The General Partner, the Partnership, OLPGP and the Operating Partnership are collectively referred to herein as the “Enterprise Parties.” The Securities constitute a further issuance of, and will form a single series with, the $300,000,000 aggregate principal amount of 8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 guaranteed by Enterprise Products Partners L.P. and issued by the Operating Partnership on July 18, 2006.

          This is to confirm the agreement among the Enterprise Parties and the Underwriters concerning the purchase of the LoTSSM from the Operating Partnership by the Underwriters.
          1. Representations, Warranties and Agreements of the Enterprise Parties. Each of the Enterprise Parties represents and warrants to, and agrees with, the Underwriters that:
          (a) The Partnership and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file numbers 333-123150 and 333-123150-01), including a prospectus, relating to the Securities and the Partnership and the Operating Partnership have filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended at the date of this underwriting agreement (the “Agreement”), including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” The term “Base Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement dated August 22, 2006. The term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Securities, together with the Base Prospectus.
          (b) As used in this Agreement:
     (i) “Applicable Time” means 8 a.m. (New York City time) on the day following the date of this Agreement;
     (ii) “Effective Date” means any date as of which any part of such registration statement relating to the LoTSSM became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership and the Operating Partnership or used or referred to by the Partnership and the Operating Partnership in connection with the offering of the Securities;
     (iv) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus together with each Issuer Free Writing Prospectus filed with the Commission by the Partnership and the Operating Partnership at or before the Applicable Time and identified on Schedule II hereto, as supplemented by the “pricing term sheet” to be prepared and filed with the Commission by the Partnership and the Operating Partnership at or around the Applicable Time and attached as Exhibit A to this Agreement;
     (v) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus.

Any reference to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such document, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include the most recent annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.
          (c) Well Known Seasoned Issuer. The Partnership has been since December 1, 2005 and continues to be a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act), including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date.
          (d) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
          (e) Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to any of the Enterprise Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b).
          (f) Prospectus. The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to any of the Enterprise Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b).
          (g) Documents Incorporated by Reference. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (h) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to any of the Enterprise Parties through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 8(b).
          (i) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (j) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership and the Operating Partnership have complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. No Enterprise Party has made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule IV hereto. The Partnership and the Operating Partnership have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three-year period required thereby).
          (k) Formation and Qualification of the Partnership Entities. Each of the General Partner, the Partnership, OLPGP, the Operating Partnership and the subsidiaries of the Operating Partnership listed on Schedule III hereto (each, a “Partnership Entity” and collectively, the “Partnership Entities,” and the subsidiaries of the Operating Partnership listed on Schedule III hereto, the “Subsidiaries”) has been duly formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation, as the case may be, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of the General Partner and OLPGP, to act as general partner of the Partnership and the Operating Partnership, respectively, in each case in all material respects as described in the Registration Statement and the Prospectus. Each Partnership Entity is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability.
          (l) Ownership of General Partner. Enterprise GP Holdings L.P., a Delaware limited partnership (“EPE”), owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended and/or restated on or prior to the date hereof (the “GP LLC Agreement”); and EPE owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those in favor of lenders of EPE.
          (m) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (including the right to receive Incentive Distributions (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”)); such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as amended and/or restated on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
          (n) Ownership of OLPGP. The Partnership owns 100% of the issued and outstanding capital stock in OLPGP; such capital stock has been duly authorized and validly issued in accordance with the bylaws of OLPGP, as amended or restated on or prior to the date hereof (the “OLPGP Bylaws”), and the certificate of incorporation of OLPGP, as amended and restated on or prior to the date hereof (the “OLPGP Certificate of Incorporation”), and is fully paid and non-assessable; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.
          (o) Ownership of Operating Partnership. (i) OLPGP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership, as amended and/or restated on or prior to the date hereof (the “Operating Partnership Agreement”); and OLPGP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the

Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Prospectus); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
          (p) No Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, the Operating Partnership or any Subsidiary, except such rights as have been waived.
          (q) Ownership of Subsidiaries. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act, in the case of partnership interests, or Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of membership interests, and except as otherwise disclosed in the Prospectus). Except as described in the Prospectus, the Partnership and/or the Operating Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests in each Subsidiary as set forth on Schedule III hereto free and clear of all liens, encumbrances (other than contractual restrictions on transfer contained in the applicable constituent documents), security interests, equities, charges, claims or restrictions upon voting or any other claim of any third party. None of the Enterprise Parties has any subsidiaries other than as set forth on Schedule III hereto that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act.
          (r) Power and Authority. (i) Each of the Enterprise Parties has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) each of the Operating Partnership and the Partnership has all requisite power and authority to execute and deliver the Supplemental Indenture and to perform its obligations thereunder; and (iii) the Operating Partnership and the Partnership have all requisite power and authority to issue, sell and deliver the LoTSSM and the Guarantee, respectively, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Operating Partnership Agreement, the Indenture, the Registration Statement and the Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for the (A) due and proper authorization, execution and delivery of this Agreement and the Indenture, (B) the authorization, issuance, sale and delivery of the Securities and (C) the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.
          (s) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties party hereto.

          (t) Enforceability of Indenture. The execution and delivery of, and the performance by the Operating Partnership and the Partnership of their respective obligations under the Indenture have been duly and validly authorized by each of the Operating Partnership and the Partnership, and, at the Delivery Date, the Indenture will be duly qualified under the Trust Indenture Act, and the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Operating Partnership and the Partnership, will constitute a valid and legally binding agreement of the Partnership (to the extent set forth in the Supplemental Indenture) and the Operating Partnership enforceable against the Operating Partnership and the Partnership in accordance with its terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (u) Valid Issuance of the LoTSSM. The LoTSSM have been duly authorized for issuance and sale to the Underwriters, and, when executed by the Operating Partnership and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by the Operating Partnership, and will constitute the valid and legally binding obligations of the Operating Partnership entitled to the benefits of the Indenture and enforceable against the Operating Partnership in accordance with their terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (v) Valid Issuance of the Guarantee. The Guarantee to be endorsed on the LoTSSM by the Partnership has been duly authorized by the General Partner on behalf of the Partnership and, on the Delivery Date, will have been duly executed and delivered by the Partnership; when the LoTSSM have been issued, executed and authenticated in accordance with the Indenture, including endorsement of the LoTSSM by the Partnership, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee will constitute the valid and legally binding obligation of the Partnership enforceable against the Partnership in accordance with its terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (w) No Conflicts or Violations. None of the (i) offering, issuance and sale by the Operating Partnership and the Partnership of the Securities, (ii) execution, delivery and performance of this Agreement and the Indenture by the Enterprise Parties that are parties thereto, or (iii) consummation of the transactions contemplated hereby and thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a Material Adverse Effect.
          (x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Operating Partnership and the Partnership of the Securities in the manner contemplated in this Agreement and in the Registration Statement and Prospectus, (ii) the execution, delivery and performance of this Agreement and the Indenture by the Enterprise Parties that are parties thereto or (iii) the consummation by the Enterprise Parties of the transactions contemplated by this Agreement and the Indenture, except for (A) such Consents required under the Securities Act, the Exchange Act, the Trust Indenture Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) such Consents that have been, or prior to the Delivery Date (as defined herein) will be, obtained.
          (y) No Default. None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.
          (z) Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who has audited the financial statements contained or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (or any amendment or supplement thereto) (other than the financial statements included for the periods ended June 30, 2005 and June 30, 2006) is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

          (aa) Financial Statements. The historical financial statements (including the related notes and financial statement schedule) contained or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act and the related Rules and Regulations (except that certain financial statement schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein. The other financial information of the General Partner and the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of the General Partner and the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby. Nothing has come to the attention of any of the Partnership Entities that has caused them to believe that the statistical and market-related data included in the Registration Statement and the most recent Preliminary Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
          (bb) No Distribution of Other Offering Materials. None of the Enterprise Entities has distributed or, prior to the completion of the distribution of the LoTSSM, will distribute, any offering material in connection with the offering and sale of the LoTSSM other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(j), 4(k) or 5 and any Issuer Free Writing Prospectus set forth on Schedule IV hereto and any other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.
          (cc) Conformity to Description of the Securities. The Securities, when issued and delivered against payment therefor as provided in this Agreement and in the Indenture, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.
          (dd) Certain Transactions. Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the most recent Preliminary Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, and (ii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities, or any dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.
          (ee) No Omitted Descriptions; Legal Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Enterprise Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the most recent Preliminary Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the most recent Preliminary Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations or the Exchange Act or the rules and regulations thereunder. The statements included in or incorporated by reference into the Registration Statement and the most recent Preliminary Prospectus under the headings “Description of the LoTSSM” and “Certain United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
          (ff) Title to Properties. Each Partnership Entity has (i) good and indefeasible title to all its interests in its properties that are material to the operations of the Partnership Entities, taken as a whole, and (ii) good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of other real and personal property which are material to the business of the Partnership Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (A) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities, (B) could not reasonably be expected to have a Material Adverse Effect or (C) are described, and subject to the limitations contained, in the most recent Preliminary Prospectus.
          (gg) Rights-of-Way. Each of the Partnership Entities has such Consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the most recent Preliminary Prospectus; and, except as described in the most recent Preliminary Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
          (hh) Permits. Each of the Partnership Entities has such permits, Consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the most recent

Preliminary Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.
     (ii) Books and Records; Accounting Controls. The Partnership Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (jj) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the most recent Preliminary Prospectus and which is not so described.
     (kk) Environmental Compliance. There has been no storage, generation, transportation, handling, treatment, disposal or discharge of any kind of toxic or other wastes or other hazardous substances by any of the Partnership Entities (or, to the knowledge of the Enterprise Parties, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by any of the Partnership Entities or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any of the Enterprise Parties has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.
     (ll) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Except as disclosed in the most recent Preliminary Prospectus, none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date.
     (mm) Litigation. There are no legal or governmental proceedings pending to which any Partnership Entity is a party or of which any property or assets of any Partnership Entity is the subject that, individually or in the aggregate, if determined adversely to such Partnership Entity, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Enterprise Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (nn) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership or its subsidiaries exists or, to the knowledge of the Enterprise Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.
     (oo) Intellectual Property. Each Partnership Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and no Partnership Entity has received any notice of any claim of conflict with, any such rights of others.
     (pp) Investment Company. None of the Partnership Entities is now, or after sale of the Securities to be sold by hereunder and application of the net proceeds from such sale will be, an “investment company” within the meaning of the Investment Company Act.
     (qq) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any Partnership Entity which would prevent or suspend the issuance or sale of the Securities or the use of the most recent Preliminary Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Enterprise Parties, threatened against or affecting any Partnership Entity before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the most recent Preliminary Prospectus.
     (rr) No Prohibition of Dividends or Distribution. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Operating Partnership, from making any other distribution on such Subsidiary’s capital stock or partnership or member interests, from repaying to the Operating Partnership any loans or advances to such Subsidiary from the Operating Partnership or from transferring any of such Subsidiary’s property or assets to the Operating Partnership or any other Subsidiary of the Operating Partnership, except as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).
     (ss) No Stabilizing Transactions. None of the General Partner, the Partnership, the Operating Partnership or any of their controlled affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Operating Partnership or the Partnership to facilitate the sale or resale of the Securities.
     (tt) Form S-3. The conditions for the use of a shelf registration on Form S-3, by the Partnership and Operating Partnership, as set forth in the General Instructions thereto, have been satisfied.
     (uu) Disclosure Controls. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the period ended December 31, 2005 (the “2005 Annual Report”) have been met.
     (vv) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the 2005 Annual Report, neither the Partnership nor the General Partner is aware of (i) any significant deficiencies which are still deemed significant deficiencies on the date hereof or material weaknesses in the design or operation of its internal controls over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls over financial reporting.
     (ww) No Changes in Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially adversely affect the Partnership’s internal controls over financial reporting.
     (xx) Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Partnership and the General Partner are otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective.
     2. Purchase of the Securities. (a) On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Operating Partnership agrees to issue and sell the LoTSSM to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of LoTSSM from the Operating Partnership set forth opposite that Underwriter’s name in Schedule I hereto at a price equal to 101.979% of the principal amount thereof plus accrued interest, if any, from the Delivery Date. The Operating Partnership shall not be obligated to deliver any of the LoTSSM except upon payment for all the LoTSSM to be purchased as provided herein.
     (b) The Operating Partnership understands that the Underwriters intend to make a public offering of the LoTSSM on the terms and conditions set forth in the Pricing Disclosure Package. The Operating Partnership acknowledges and agrees that the Underwriters may offer and sell LoTSSM to or through any affiliate of an Underwriter and that any such affiliate may offer and sell LoTSSM purchased by it to or through any Underwriter.
     3. Delivery of and Payment for the Securities. Delivery of and payment for the LoTSSM shall be made at the office of Bracewell & Giuliani LLP, Houston, Texas, at 9:00 A.M., Houston time, on the third full business day after the date of this Agreement or such other date and time and place as shall be determined by agreement between the Underwriters and the Operating Partnership (such date and time of delivery and payment for the LoTSSM being herein called the “Delivery Date”). Delivery of the LoTSSM shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Operating Partnership by wire transfer payable in same-day funds to an account specified by the Operating Partnership. Delivery of the LoTSSM shall be made in book-entry form through the Full Fast Program of the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters.
     4. Further Agreements of the Enterprise Parties. Each of the Enterprise Parties, jointly and severally, covenants and agrees with each Underwriter:
     (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to advise the Underwriters promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the LoTSSM for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
     (b) Conformed Copies of Registration Statements. To furnish promptly to the Underwriters and to counsel for the Underwriters, upon request, a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
     (c) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the LoTSSM.
     (d) Copies of Documents to the Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the LoTSSM or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 4(e) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.
     (e) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership, the Operating Partnership or the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing.

     (f) Reports to Security Holders. As soon as practicable after the Delivery Date, to make generally available to the Partnership’s security holders an earning statement of the Partnership and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).
     (g) Copies of Reports. For a period of two years following the date hereof, to furnish to the Underwriters copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.
     (h) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the LoTSSM for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the LoTSSM; and to arrange for the determination of the eligibility for investment of the LoTSSM under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no Partnership Entity shall be obligated to qualify as a foreign entity in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.
     (i) Application of Proceeds. To apply the net proceeds from the sale of the LoTSSM as set forth in the Prospectus.
     (j) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity shall become an “investment company” as defined in the Investment Company Act.
     (k) Issuer Free Writing Prospectuses. Not to make any offer relating to the LoTSSM that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
     (l) Retention of Issuer Free Writing Prospectuses. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof and prior to the Delivery Date, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, when considered together with the most recent Preliminary Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon its reasonable request or as required by the Rules and Regulations, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
     (m) Foreign Sales. To take such reasonable steps as are reasonably requested by the Representatives to comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Securities are offered.
     5. Further Agreements of the Underwriters. Each Underwriter severally represents and warrants to, and agrees with, the Company and each other Underwriter that such Underwriter, has not made, and will not make, an offer relating to the LoTSSM that would constitute a “free writing prospectus” (as defined in Rule 405 but excluding any Issuer Free Writing Prospectus identified on Schedule IV hereto) required to be filed with the Commission, without the prior written consent of the Partnership and the Representatives prior to the use of such free writing prospectus.
     6. Expenses. The Operating Partnership agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the LoTSSM and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any amendments and exhibits thereto, and except as provided in the proviso to this Section 6, the Preliminary Prospectus and Prospectus; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits); (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the LoTSSM; (e) the filing fees incident to securing the review, if applicable, by the National Association of Securities Dealers, Inc. of the terms of sale of the LoTSSM; (f) any applicable listing or other similar fees; (g) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the LoTSSM; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Partnership and the Operating Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the LoTSSM, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Operating Partnership or the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Enterprise Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 12 hereof, the Underwriters shall pay (i) their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the LoTSSM which they may sell and the expenses of advertising any offering of the LoTSSM made by the Underwriters and (ii) any overtime costs incurred at the financial printer.
     7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Enterprise Parties contained herein, to the accuracy of the statements of the Enterprise Parties and the officers of the General Partner and OLPGP made in any certificates delivered pursuant hereto, to the performance by each of the Enterprise Parties of its obligations hereunder and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectuses or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters; and the Commission shall not have notified the Enterprise Parties of any objection to the use of the form of the Registration Statement.
     (b) The Underwriters shall not have discovered and disclosed to the Enterprise Parties on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein not misleading.
     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, execution and delivery of this Agreement, the authorization, execution and filing of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Enterprise Parties shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.
     (d) Bracewell & Giuliani LLP, special counsel to the Enterprise Parties, shall have furnished to the Underwriters its written opinion addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B to this Agreement.
     (e) Richard H. Bachmann, Esq., shall have furnished to the Underwriters his written opinion, as Chief Legal Officer of the Enterprise Parties, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C to this Agreement.
     (f) The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to such matters as the Underwriters may reasonably require, and the Enterprise Parties shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (g) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information of the Partnership and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) With respect to the letter or letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), such accounting firm shall have furnished to the Underwriters a letter (the “bring-down letter”) of Deloitte & Touche LLP, addressed to the Underwriters and dated the Delivery Date, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information of the Partnership and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.
     (i) The Partnership and the Operating Partnership shall have furnished to the Underwriters a certificate, dated the Delivery Date, of the chief executive officer and the chief financial officer of the General Partner and OLPGP stating that: (i) such officers have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package; (ii) in their opinion, (1) the Registration Statement, including the documents incorporated therein by reference, as of the most recent Effective Date, (2) the Prospectus, including any documents incorporated by reference therein, as of the date of the Prospectus and as of the Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of the Delivery Date, the representations and warranties of the Enterprise Parties in this Agreement are true and correct; (iv) the Enterprise Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Delivery Date; (v) no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are threatened; (vi) the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; (vii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus; and (viii) since the Effective Date, no event has occurred that is required under the Rules and Regulations or the Act to be set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (j) If any event shall have occurred on or prior to the Delivery Date that requires the Partnership or the Operating Partnership under Section 4(e) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 4(e) hereof, and copies thereof shall have been delivered to the Underwriters reasonably in advance of the Delivery Date.
     (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Delivery Date, prevent the issuance or sale of the LoTSSM; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Delivery Date which would prevent the issuance or sale of the LoTSSM.
     (l) Subsequent to the execution and delivery of this Agreement, if any debt securities of any of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities (including the LoTSSM) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities.
     (m) On or after the Applicable Time, the LoTSSM shall have been accorded a rating of not less than B+/positive by Standard & Poor’s Ratings Group and not less than Ba1/stable by Moody’s Investors Service, Inc.
     (n) Subsequent to the execution and delivery of this Agreement, (i) neither the Partnership nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) except as set forth in the Prospectus, there shall not have been any change in the capital or long-term debt of the Partnership or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the LoTSSM being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on the New York Stock Exchange, (ii) a banking moratorium shall have been declared by federal or New York State authorities, (iii) a material disruption in commercial banking or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) a calamity or crisis the effect of which on the financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the LoTSSM being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (p) The Operating Partnership, the Partnership and the Trustee shall have executed and delivered the LoTSSM and the Supplemental Indenture.
All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel for the Underwriters.
     8. Indemnification and Contribution. (a) Each of the Enterprise Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of any Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which that Underwriter, director, officer, employee or contesting person may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in: (A) the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus or in any amendment thereof or supplement thereto, or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto; or (ii) the omission or the alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Enterprise Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Enterprise Parties by the Underwriters through the Representatives specifically for inclusion therein, which information consists solely of the information specified in Section 8(b). This indemnity agreement will be in addition to any liability which the Enterprise Parties may otherwise have.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each Enterprise Party, the directors of the General Partner and OLPGP, the respective officers of the General Partner and OLPGP who signed the Registration Statement, and each person who controls the Enterprise Parties within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Underwriters, but only with reference to written information relating to the Underwriters furnished to the Partnership by the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Enterprise Parties acknowledge that the statements set forth in the most recent Preliminary Prospectus and the Prospectus (i) in the last paragraph of the cover page regarding delivery of the LoTSSM and (ii) under the heading “Underwriting,” (A) the list of names of each of the Underwriters and (B) the statements in the fourth, sixth, seventh and eighth paragraphs regarding discounts, short sales, stabilization and penalty bids constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectuses or in any amendment or supplement thereto.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees, costs and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Enterprise Parties and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Enterprise Parties and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Enterprise Parties on the one hand and by the Underwriters on the other from the offering of the LoTSSM; provided, however, that in no case shall (i) the Underwriters be responsible for any amount in excess of the amount by which the total price at which the LoTSSM underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Enterprise Parties and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Enterprise Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Enterprise Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Enterprise Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Enterprise Parties and each of the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any Underwriter shall have the same rights to contribution as the Underwriters, and each person who controls the Enterprise Parties within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner and OLPGP who shall have signed the Registration Statement and each director of the General Partner and OLPGP shall have the same rights to contribution as the Enterprise Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. No Fiduciary Duty. The Enterprise Parties hereby acknowledge that each Underwriter is acting solely as an underwriter in connection with the purchase and sale of the LoTSSM. The Enterprise Parties further acknowledge that each Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that each Underwriter acts or be responsible as a fiduciary to any of the Partnership Entities, their management, unitholders, creditors or any other person in connection with any activity that each Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the LoTSSM, either before or after the date hereof. Each Underwriter hereby expressly disclaims any fiduciary or similar obligations to any of the Partnership Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Enterprise Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to any of the Partnership Entities regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the LoTSSM, do not constitute advice or recommendations to any of the Partnership Entities. The Enterprise Parties hereby waive and release, to the fullest extent permitted by law, any claims that they may have against each Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to any of the Enterprise Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     10. Defaulting Underwriters. (a) If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the LoTSSM that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the number of LoTSSM set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of LoTSSM set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the LoTSSM on the Delivery Date if the total number of LoTSSM that the defaulting Underwriters agreed but failed to purchase on such date exceeds 9% of the total number of LoTSSM to be purchased on the Delivery Date, and any remaining non-defaulting Underwriters shall not be obligated to purchase more than 110% of the number of LoTSSM that it agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the LoTSSM to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the LoTSSM that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Enterprise Parties, except that the Enterprise Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases LoTSSM that a defaulting Underwriter agreed but failed to purchase.
     (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Enterprise Parties for damages caused by its default. If other

Underwriters are obligated or agree to purchase the LoTSSM of a defaulting or withdrawing Underwriter, either the Representatives or the Enterprise Parties may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Enterprise Parties or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
     11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Operating Partnership prior to delivery of and payment for the LoTSSM if, prior to that time, any of the events described in Section 7(o) shall have occurred or if the Underwriters shall decline to purchase the LoTSSM for any reason permitted under this Agreement.
     12. Reimbursement of Underwriters’ Expenses. If the sale of the LoTSSM provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied (other than Section 7(o)) or because of any refusal, inability or failure on the part of any Enterprise Party to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Enterprise Parties will reimburse the Underwriters, severally through the Representatives, on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the LoTSSM. Notwithstanding the foregoing, (i) if this Agreement is terminated pursuant to Section 10 hereof by reason of the default of one or more of the Underwriters, the Enterprise Parties shall not be obligated to reimburse any defaulting Underwriter on account of such Underwriter’s expenses, and (ii) if this Agreement is terminated pursuant to Section 11 hereof, the Enterprise Parties shall not be obligated to reimburse the Underwriters in respect of those expenses.
     13. Research Analyst Independence. Each of the Enterprise Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to each of the Enterprise Parties and/or the offering that differ from the views of their respective investment banking divisions. Each of the Enterprise Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Enterprise Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. Each of the Enterprise Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

          14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, North Carolina 28288-0602 Attention: Debt Capital Markets (Fax: 704-383-9165); and a copy to Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Louis J. Bevilacqua, Esq. (Fax: 212-504-6666);
          (b) if to the Enterprise Parties, shall be delivered or sent by mail or facsimile transmission to Enterprise Products Partners L.P., 1100 Louisiana Street, 18th Floor, Houston, Texas 77002, Attention: Chief Legal Officer (Fax: 713-803-2905), with a copy to Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770, Attention: Michael S. Telle, Esq. (Fax: 713-221-2113);
provided, however, that any notice to any Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriters at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
          (c) The Enterprise Parties shall be entitled to rely upon any request, notice, consent or agreement given or made by the Representatives on behalf of the Underwriters.
          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Enterprise Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 8 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Partnership, the Operating Partnership and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          16. Survival. The respective indemnities, representations, warranties and agreements of the Enterprise Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the LoTSSM and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them. The Underwriters acknowledge and agree that the obligations of the Enterprise Parties hereunder are non-recourse to the General Partner.
          17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

          18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
          19. Jurisdiction; Venue. The parties hereby consent to (i) nonexclusive jurisdiction in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, (ii) nonexclusive personal service with respect thereto, and (iii) personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. Each of the parties (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties is or may be subject, by suit upon such judgment.
          20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          21. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
          22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature Pages to Follow]

          If the foregoing correctly sets forth the agreement among the Enterprise Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, its general partner

By:	/s/ W. Randall Fowler Name: W. Randall Fowler
Title: Senior Vice President and Treasurer

ENTERPRISE PRODUCTS OPERATING L.P.

By:	Enterprise Products OLPGP, Inc., its general partner

By:	/s/ W. Randall Fowler Name: W. Randall Fowler
Title: Senior Vice President and Treasurer

ENTERPRISE PRODUCTS OLPGP, INC.

By:	/s/ W. Randall Fowler Name: W. Randall Fowler
Title: Senior Vice President and Treasurer

ENTERPRISE PRODUCTS GP, LLC

By:	/s/ W. Randall Fowler Name: W. Randall Fowler
Title: Senior Vice President and Treasurer

For itself and as Representatives of
the several Underwriters named in
Schedule I hereto.

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Steven J. Taylor Name: Steven J. Taylor
Title: Managing Director

Schedule I

Principal Amount of LoTSSM
Underwriters	to be Purchased
Wachovia Capital Markets, LLC	$180,000,000
SG Americas Securities, LLC	$10,000,000
HVB Capital Markets, Inc.	$10,000,000

TOTAL	$200,000,000

I-1

Schedule II
Issuer Free Writing Prospectuses Included in Disclosure Package
None, other than the pricing term sheet attached as Exhibit A.

II-1

Schedule III
Subsidiaries of the Operating Partnership

	Jurisdiction of	Ownership Interest
Subsidiary	Formation	Percentage
Enterprise Gas Processing, LLC	Delaware	100.00%
Enterprise GTM Holdings L.P.	Delaware	100.00%
Enterprise Hydrocarbons L.P.	Delaware	100.00%
Enterprise Field Services, L.L.C.	Delaware	100.00%
Enterprise Products Texas Operating L.P.	Delaware	100.00%
Enterprise Texas Pipeline L.P.	Delaware	100.00%
Mapletree, LLC	Delaware	100.00%
Mid-America Pipeline Company, LLC	Delaware	100.00%

III-1

Schedule IV
Issuer Free Writing Prospectuses
other than those to which the Underwriters provided their consent
None.

IV-1

EXHIBIT A
PRICING TERM SHEET

FINAL TERM SHEET
ENTERPRISE PRODUCTS OPERATING LP.
8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 (“LoTSSM”)
Guaranteed to the extent described in the preliminary prospectus supplement dated August 22, 2006 by Enterprise Products Partners L.P.

Issuer:	Enterprise Products Operating L.P.

Principal Amount:	$200,000,000

Ratings:	Ba1/stable / B+/positive / BB+/stable (Moody’s/S&P/Fitch)

Security Type:	Junior Subordinated Notes due 2066

Legal Format:	SEC Registered

Trade Date:	August 22, 2006

Settlement Date:	August 25, 2006

Maturity Date:	August 1, 2066

Price to Public:	103.104%

Public Offering Price:	$206,208,000

Commissions to Underwriters:	1.125% per LoTSSM; $2,250,000 in the aggregate

Net Proceeds to Issuer After
Deducting Underwriting
Commissions and
Expenses before Accrued Interest:	$203,733,000

Accrued Interest to Issuer:	$1,721,527.78, 8.375% accrued from July 18, 2006 to and including August 24, 2006

Total Proceeds to Issuer:	$205,454,527.78

Interest during Fixed Rate
Period:	From July 18, 2006 to August 1, 2016, at the annual rate of 8.375%, payable semi-annually in arrears on February 1 and

August 1 of each year, commencing on February 1, 2007, subject to the Issuer’s right to defer interest on one or more occasions for up to ten consecutive years.

Interest during Floating
Rate Period:	From August 1, 2016 through maturity at a floating rate based on the 3-month LIBOR Rate plus 370.75 basis points, reset quarterly, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, subject to the Issuer’s right to defer interest on one or more occasions for up to ten consecutive years.

Benchmark Treasury:	4.875% due August 15, 2016

Spread to Benchmark:	310 basis points (3.10%)

Treasury Strike:	4.815%

Optional Redemption:	On or after August 1, 2016, in whole or in part at 100% of the principal amount plus accrued and unpaid interest.

Prior to August 1, 2016, in whole or in part upon payment of a make-whole redemption price equal to (a) all accrued and unpaid interest to but not including the redemption date, plus (b) the greater of (1) 100% of the principal amount of the LoTSSM being redeemed and (2) as determined by the Independent Investment Banker, the sum of the present values of remaining scheduled payments of principal and interest on the LoTSSM (exclusive of interest accrued to the redemption date) being redeemed from the redemption date to August 1, 2016, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points.

Denomination:	$1,000

CUSIP/ISIN:	293791AV1 / US293791AV15

Book Running Manager:	Wachovia Capital Markets, LLC

Co-Managers:	HVB Capital Markets, Inc. and SG Americas Securities, LLC

Underwriting Economics	Wachovia Capital Markets, LLC – 90%
HVB Capital Markets, Inc. – 5%
SG Americas Securities, LLC – 5%
Terms used but not defined in this term sheet have the meanings assigned to them in the preliminary prospectus supplement dated August 22, 2006.
The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus for this offering in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling:
Wachovia Securities 1-800-326-5897

EXHIBIT B
FORM OF BRACEWELL & GIULIANI LLP’S OPINION
          1. Each of the General Partner, the Partnership, the Operating Partnership and OLPGP is validly existing in good standing as a limited liability company, limited partnership or corporation, as applicable, under the laws of the State of Delaware with all necessary limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its properties and conduct its businesses and, in the case of the General Partner, to act as the general partner of the Partnership and, in the case of OLPGP, to act as the general partner of the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partner, the Partnership, the Operating Partnership and OLPGP is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business and is in good standing under the laws of the State of Texas.
          2. There are no preemptive rights under U.S. federal law or under the Delaware LP Act to subscribe for or purchase the LoTSSM. There are no preemptive or other rights to subscribe for or to purchase the LoTSSM included in the Operating Partnership’s limited partnership agreement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the LoTSSM as contemplated by the Underwriting Agreement gives rise to any rights for the registration of any securities of the Partnership or any of its subsidiaries, other than as have been waived, effectively complied with or satisfied.
          3. To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Partnership or any of its subsidiaries is a party or of which any property of the Partnership or any of its subsidiaries is the subject that, individually or in the aggregate, could reasonably be expected by such counsel to have a material adverse effect on the financial condition or results of operations of the Partnership and its subsidiaries, taken as a whole; and, to such counsel’s knowledge, no such proceedings are threatened.
          4. The Partnership and the Operating Partnership have all requisite partnership power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in the Agreement, the Partnership Agreement, the Operating Partnership Agreement, the Indenture, the Registration Statement and Prospectus.
          5. The LoTSSM have been duly authorized and executed by the Operating Partnership and, when authenticated by the Trustee and issued and delivered in the manner provided in the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, and will be entitled to the benefits provided by the Indenture.
          6. The Indenture has been duly authorized, executed and delivered by each of the Partnership and the Operating Partnership and has been duly qualified under the Trust

Indenture Act and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of each of the Partnership and the Operating Partnership, enforceable against each of the Partnership and the Operating Partnership in accordance with its terms.
          7. The Guarantee has been duly authorized, executed and delivered by the Partnership and when the LoTSSM (including the notations of the Guarantee thereon) are executed and authenticated in accordance with the Indenture against payment of the consideration therefor in accordance with the terms of this Agreement, the Guarantee endorsed by the notations on the LoTSSM will be entitled to the benefits of the Indenture and will constitute legal, valid, binding and enforceable obligations of the Partnership.
          8. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Enterprise Parties.
          9. The authorization, execution and delivery of the LoTSSM, the Indenture, and the Underwriting Agreement by the Enterprise Parties do not, and the issuance of the LoTSSM by the Operating Partnership in accordance with the Indenture and their sale to the Underwriters in accordance with the Underwriting Agreement and the performance by the Enterprise Parties of their respective obligations under the LoTSSM, the Indenture, the Guarantee and the Underwriting Agreement will not, (i) violate the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws, as applicable, of the General Partner, the Partnership, the Operating Partnership or OLPGP, each as amended to the date hereof; or (ii) violate any applicable provisions of existing U.S. federal law, the laws of the State of Texas or the State of New York, the Delaware LP Act, the Delaware LLC Act or the DGCL (except, in the case of this clause (ii), where such violations would not, individually or in the aggregate, (a) have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole, or (b) materially impair the ability of the Enterprise Parties to perform their respective obligations under the Underwriting Agreement).
          10. No consent, approval, authorization or order of, or filing with, any U.S. federal or Texas governmental authority or agency having jurisdiction over the Enterprise Parties or, to our knowledge, any U.S. federal or Texas court is required to be obtained or made and has not been obtained or made by the Enterprise Parties for (i) the issue and sale by the Operating Partnership to the Underwriters of the LoTSSM and (ii) the execution, delivery and performance by the Enterprise Parties of the Underwriting Agreement, except as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which such counsel need not express any opinion.
          11. The Partnership and the Operating Partnership are not and, after giving effect to the issue and sale of the LoTSSM to the Underwriters and the application of the proceeds from the sale of the LoTSSM as described under the caption “Use of Proceeds” in the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act.
          12. The statements made in the Prospectus under the caption “Description of Debt Securities” and “Description of the LoTSSM” insofar as they purport to constitute summaries of the terms of the LoTSSM, the Indenture, and the Guarantee, constitute accurate summaries of such terms in all material respects.
          13. The statements made in the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations, constitute accurate summaries of the matters described therein in all material respects.
          14. The Registration Statement became effective under the Securities Act on March 23, 2005, and the Prospectus was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on August 23, 2006. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceeding for such purpose has been instituted or threatened by the Commission.
          15. The Registration Statement, as of the date it became effective under the Securities Act, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements and the notes and schedules thereto or other financial, accounting or statistical data contained or incorporated or deemed incorporated by reference in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus.
          Such counsel may state that the enforceability of the obligations of the Enterprise Parties under the LoTSSM, the Indenture and the Guarantee are subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Enterprise Parties to perform covenants. Such counsel need not express any opinion as to the validity, binding effect or enforceability of any provisions of the LoTSSM, the Indenture or the Guarantee that requires or relates to the payment of liquidated damages or additional interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, such counsel need not express any opinion with respect to the enforceability of provisions in the LoTSSM, the Indenture or the Guarantee with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture or the Guarantee may be limited by applicable law or public policy.
          Because the primary purpose of such counsel’s engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package, such counsel need not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package (except to the extent expressly set forth in paragraphs 12 and 13 above), and such counsel need not independently verify the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, such counsel need not assume any responsibility for, and has not independently verified and has not been asked to comment on the accuracy, completeness or fairness of the financial statements, schedules and other financial or accounting data included in the Registration Statement, the Prospectus or the Pricing Disclosure Package or the exhibits to the Registration Statement or the documents incorporated by reference therein, and such counsel has not examined the accounting, financial or other records from which such financial statements, schedules and other financial or accounting data and information were derived. Such counsel may state that they are not experts with respect to any portion of the Registration Statement, the Prospectus or the Pricing Disclosure Package, including, without limitation, such financial statements and supporting schedules and related data and other financial or accounting data included therein. Such counsel may state that they did not participate in the preparation of the documents incorporated by reference into the Registration Statement. However, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent registered public accounting firm for the Partnership, the Underwriters’ representatives and the Underwriters’ counsel at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed. Based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Partnership Entities and upon the Underwriter’s representatives, such counsel shall advise the Underwriters that no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement (including the documents incorporated by reference therein, but excluding the financial statements, schedules and related data and other financial or accounting data, as to which such counsel has not been asked to comment), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, (ii) the Prospectus (including the documents incorporated by reference therein, but excluding the financial statements, schedules and related data and other financial or accounting data, as to which such counsel has not been asked to comment), as of the date of the Prospectus and as of the time of delivery of such counsel’s letter, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pricing Disclosure Package, considered together (including the documents incorporated by reference therein, but excluding the financial statements, schedules and related data and other financial or accounting data, as to which such counsel has not been asked to comment), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the public offering price of and interest rate of the LoTSSM and disclosures directly relating thereto that are included on the cover page of the Prospectus are not included in the most recent Preliminary Prospectus.

          In rendering such opinions, such counsel may (A) rely in respect of matters of fact exclusively upon certificates of officers and employees for the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is based on and limited to the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, the applicable laws of the United States of America and, with respect to the opinion set forth in paragraph 13 above, United States federal income tax law, and, with respect to the opinions set forth in paragraphs 4, 5, 6 and 9, the relevant contract law of the State of New York, (D) state that they express no opinion with respect to the state securities or blue sky laws of any jurisdiction or with respect to the anti-fraud provisions of the federal securities laws, (E) with respect to the opinion expressed in paragraph 1 above as to the due qualification or registration under the laws of the State of Texas as a foreign limited partnership, limited liability company or corporation, as the case may be, of the General Partner, the Partnership, the Operating Partnership and OLPGP, state that such opinions are based solely on certificates of foreign qualification or registration for each such entity provided by the Secretary of State of the State of Texas, and (F) state that such counsel expresses no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

EXHIBIT C
FORM OF GENERAL COUNSEL’S OPINION
          1. Each of the Partnership Entities (other than the Enterprise Parties) has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation with all necessary corporate, limited liability company or limited partnership, as the case may be, power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership Entities is duly registered or qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a Material Adverse Effect.
          2. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each of the Partnership Entities have been duly and validly authorized and issued, are fully paid and non-assessable. Except as described in the Prospectus, the Operating Partnership and/or the Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests, as applicable, in each of the Partnership Entities as set forth on Schedule III, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or any other claim.
          3. Each of the Enterprise Parties has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. The Partnership has all requisite partnership power and authority to issue and deliver the Guarantee in accordance with and upon the terms and conditions set forth in the Indenture, the Partnership Agreement, the Registration Statement and the Prospectus. The Operating Partnership has all requisite partnership power and authority to issue, sell and deliver the LoTSSM in accordance with and upon the terms and conditions set forth in the Indenture, the Operating Partnership Agreement, the Registration Statement and the Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for (i) the due and proper authorization, execution and delivery of the Underwriting Agreement, (ii) the authorization, issuance, sale and delivery of the Securities and (iii) the consummation of the transactions contemplated hereby, has been duly and validly taken.
          4. None of (i) the offering, issuance and sale by the Operating Partnership of the LoTSSM, (ii) the issuance by the Partnership of the Guarantee, (iii) the execution, delivery and performance of the Underwriting Agreement by the Enterprise Parties or the consummation of the transactions contemplated thereby or (iv) the execution, delivery and performance of the Indenture by the Partnership and the Operating Partnership or the consummation of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities

(other than the Enterprise Parties), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) will result, to the knowledge of such counsel, in any violation of any judgment, order, decree, injunction, rule or regulation of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole, or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Underwriting Agreement.
          5. To the knowledge of such counsel, (a) there is no legal or governmental proceeding pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed and (b) there are no agreements, contracts or other documents to which any of the Partnership Entities is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
          In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities, the independent registered public accounting firm for the General Partner and the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and, although such counsel has not independently verified, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of, the statements contained or incorporated by reference in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except as and to the extent set forth in certain opinions above), on the basis of the foregoing (relying to a limited extent with respect to factual matters upon statements by officers and other representatives of the Partnership Entities and their subsidiaries), no facts have come to such counsel’s attention that have led him to believe that (i) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the public offering price of and interest rate of the LoTSSM and disclosures directly relating thereto that are included on the cover page of the Prospectus are not included in the most recent Preliminary Prospectus, or (iii) the Prospectus, as of its date and as of the Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, any other financial, accounting or statistical data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Pricing Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the Incorporated Documents.
          In rendering such opinion, such counsel may (A) rely on certificates of officers and representatives of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, and (D) state that such counsel expresses no opinion with respect to: (i) any permits to own or operate any real or personal property, (ii) the title of any of the Partnership Entities to any of their respective real or personal property, other than with regard to the opinions set forth above regarding the ownership of capital stock, partnership interests and membership interests, or with respect to the accuracy or descriptions of real or personal property or (iii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.